EXHIBIT 99.2
ENVIVA HOLDINGS, LP AND SUBSIDIARIES
Condensed Consolidated Financial Statements
September 30, 2021

ENVIVA HOLDINGS, LP AND SUBSIDIARIES
Condensed Consolidated Financial Statements
September 30, 2021
Table of Contents
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ENVIVA HOLDINGS, LP AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except number of units and unless otherwise noted)

	September 30, 2021	December 31, 2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$334,311	$66,114
Restricted cash	—	1,561
Accounts receivable	86,889	124,212
Other accounts receivable	14,657	15,112
Inventories	58,538	45,224
Prepaid expenses and other current assets	6,602	6,820
Total current assets	500,997	259,043
Property, plant and equipment, net	1,442,007	1,242,421
Operating lease right-of-use assets	107,629	111,927
Goodwill	99,660	99,660
Restricted cash	1,717	—
Other long-term assets	12,297	12,943
Total assets	$2,164,307	$1,725,994
Liabilities and Partners’ Capital
Current liabilities:
Accounts payable	$26,516	$22,398
Related-party payable	900	485
Accrued liabilities and other current liabilities	159,862	147,330
Current portion of interest payable	13,564	24,656
Current portion of long-term debt and finance lease obligations	12,955	14,551
Related-party note payable	—	20,000
Deferred revenue	—	4,855
Total current liabilities	213,797	234,275
Long-term debt and finance lease obligations	1,443,959	913,498
Long-term operating lease liabilities	121,397	111,991
Deferred tax liabilities, net	21,344	25,218
Other long-term liabilities	37,062	31,352
Total liabilities	1,837,559	1,316,334
Commitments and contingencies
Partners’ capital:
Series A (785.0 million units outstanding as of September 30, 2021 and December 31, 2020)	(203,341)	(92,703)
Series B (5,000 and 2,500 units outstanding as of September 30, 2021 and December 31, 2020, respectively)	21,078	13,865
Total Enviva Holdings, LP partners’ capital	(182,263)	(78,838)
Noncontrolling interests	509,011	488,498
Total partners’ capital	326,748	409,660
Total liabilities and partners’ capital	$2,164,307	$1,725,994
See accompanying notes to condensed consolidated financial statements.

ENVIVA HOLDINGS, LP AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Product sales	$725,470	$569,691
Other revenue	39,940	27,463
Net revenue	765,410	597,154
Cost of goods sold, excluding depreciation and amortization	639,460	496,620
Depreciation and amortization	63,823	55,250
Total cost of goods sold	703,283	551,870
Gross margin	62,127	45,284
General, administrative and development expenses	102,913	88,184
Related-party monitoring fee	1,047	830
Loss from operations	(41,833)	(43,730)
Other (expense) income:
Interest expense	(46,321)	(34,571)
Other income, net	471	278
Total other expense, net	(45,850)	(34,293)
Loss from operations before income tax (benefit) expense	(87,683)	(78,023)
Income tax (benefit) expense	(3,834)	205
Net loss	(83,849)	(78,228)
Less net loss attributable to noncontrolling interests	18,623	(9,368)
Net loss attributable to Enviva Holdings, LP	$(65,226)	$(87,596)
See accompanying notes to condensed consolidated financial statements.

ENVIVA HOLDINGS, LP AND SUBSIDIARIES
Consolidated Condensed Statements of Comprehensive Loss
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Net loss	$(83,849)	$(78,228)
Other comprehensive income, net of tax of $0:
Reclassification of net losses on cash flow hedges realized into net loss	—	(22)
Foreign currency translation adjustment	22	36
Total other comprehensive income	22	14
Total comprehensive loss	(83,827)	(78,214)
Comprehensive loss attributable to noncontrolling interests	(18,612)	(9,361)
Comprehensive loss attributable to Enviva Holdings, LP partners	$(102,439)	$(87,575)
See accompanying notes to condensed consolidated financial statements.

ENVIVA HOLDINGS, LP AND SUBSIDIARIES
Condensed Consolidated Statements of Changes in Partners’ Capital
(In thousands)
(Unaudited)

	Previous Units Existing until the Recapitalization of Enviva Holdings, LP										Current Units Created by the Recapitalization
	Series A		Series B		Series C		Series D		Series E		Series A		Series B
	Units	Amount	Units	Amount	Units	Amount	Units	Amount	Units	Amount	Units	Amount	Units	Amount	Equity Attributable to Enviva Holdings, LP	Noncontrolling Interests	Total Partners’ Capital
Partners’ capital, December 31, 2019	250,000	$74,031	14,063	$(5,274)	6,045	$1,200	113,172	$(14,256)	1,115	$386	—	—	—	—	$56,087	$301,169	$357,256
Acquisition of noncontrolling interest in Greenwood and other projects	—	(41,445)	—	(2,331)	—	—	—	(18,762)	—	—	—	—	—	—	(62,538)	(31,121)	(93,659)
Other comprehensive income prior to recapitalization	—	18	—	1	—	—	—	9	—	—	—	—	—	—	28	—	28
Net loss prior to recapitalization	—	(32,597)	—	(1,834)	—	—	—	(14,756)	—	—	—	—	—	—	(49,187)	—	(49,187)
Recapitalization of Enviva Holdings, LP	(250,000)	(7)	(14,063)	9,438	(6,045)	(1,200)	(113,172)	47,765	(1,115)	(386)	784,980	(55,610)	—	—	—	—	—
Issuance of Enviva Partners, LP common units, net	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	190,585	190,585
Cash distributions	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(50,929)	(50,929)
Payments for withholding tax and units issued associated with Enviva Partners, LP Long-Term Incentive Plan vesting	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(3,943)	(3,943)
Non-cash unit-based compensation	—	—	—	—	—	—	—	—	—	—	—	—	2,500	11,200	11,200	13,214	24,414
Contributed capital	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	55,775	55,775
Other comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	(21)	—	—	(21)	7	(14)
Net loss	—	—	—	—	—	—	—	—	—	—	—	(19,673)	—	—	(19,673)	(9,368)	(29,041)
Partners’ capital, September 30, 2020	—	$—	—	$—	—	$—	—	$—	—	$—	784,980	$(75,304)	2,500	$11,200	$(64,104)	$465,389	$401,285
See accompanying notes to condensed consolidated financial statements.

ENVIVA HOLDINGS, LP AND SUBSIDIARIES
Condensed Consolidated Statements of Changes in Partners’ Capital (Continued)
(In thousands)
(Unaudited)

	Series A		Series B
	Units	Amount	Units	Amount	Equity Attributable to Enviva Holdings, LP	Noncontrolling Interests	Total Partners’ Capital
Partners’ capital, December 31, 2020	784,980	$(92,703)	2,500	$13,865	$(78,838)	$488,498	$409,660
Acquisition of noncontrolling interest in Development JV	—	(45,424)	—	—	(45,424)	(107,924)	(153,348)
Issuance of Enviva Partners, LP common units, net	—	—	—	—	—	214,513	214,513
Cash distributions	—	—	—	—	—	(71,471)	(71,471)
Payments for withholding tax and units issued associated with Enviva Partners, LP Long-Term Incentive Plan vesting	—	—	—	—	—	(10,756)	(10,756)
Non-cash unit-based compensation	—	—	2,500	7,213	7,213	14,374	21,587
Contribution of assets	—	—	—	—	—	389	389
Other comprehensive income	—	12	—	—	12	11	23
Net loss	—	(65,226)	—	—	(65,226)	(18,623)	(83,849)
Partners' capital, September 30, 2021	784,980	$(203,341)	5,000	$21,078	$(182,263)	$509,011	$326,748
See accompanying notes to condensed consolidated financial statements.

ENVIVA HOLDINGS, LP AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(83,849)	$(78,228)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	68,083	57,457
Amortization of debt issuance costs, debt premium and original issue discount	536	2,058
Loss on disposal of assets	7,261	4,785
Deferred taxes	(3,873)	14,466
Unit-based compensation	21,587	24,186
Fair value changes in derivatives	3,968	(3,022)
Unrealized loss on foreign currency transactions, net	16	72
Change in operating assets and liabilities:
Accounts and other receivables	37,808	(16,614)
Prepaid expenses, other current assets and other long-term assets	4,031	13,009
Inventories	(13,438)	(18,324)
Derivatives	(7,649)	(250)
Accounts payable, accrued liabilities and other current liabilities	19,567	27,496
Related-party payable	(1,207)	(22)
Accrued interest	(15,824)	1,462
Operating lease liabilities	(4,951)	(6,900)
Deferred revenue	(4,172)	(4,141)
Other long-term liabilities	7,084	(31,358)
Net cash provided by (used in) operating activities	34,978	(13,868)
Cash flows from investing activities:
Purchases of property, plant and equipment	(243,614)	(157,309)
Payments in relation to the Georgia Biomass Acquisition, net of cash acquired	—	(163,299)
Net cash used in investing activities	(243,614)	(320,608)
Cash flows from financing activities:
Proceeds from senior secured revolving credit facility, net	224,500	105,000
Proceeds from debt issuance	321,750	155,625
Principal payments on other long-term debt and finance lease obligations	(35,842)	(7,655)
Cash paid related to debt and Enviva Partners, LP common unit issuance costs	(8,551)	(3,838)
Payment for acquisition of noncontrolling interest in Greenwood and other projects	—	(93,659)
Payments for acquisition of noncontrolling interest in Development JV	(153,348)	—
Contributed capital	—	60,000
Cash distributions	(75,593)	(50,043)
Proceeds from issuance of Enviva Partners, LP common units	214,831	191,113
Payment for withholding tax associated with Long-Term Incentive Plan	(10,756)	(3,943)
Net cash provided by financing activities	476,991	352,600
Net increase in cash, cash equivalents and restricted cash	268,355	18,124
Cash, cash equivalents and restricted cash, beginning of period	67,675	30,724
Cash, cash equivalents and restricted cash, end of period	$336,030	$48,848
See accompanying notes to condensed consolidated financial statements

ENVIVA HOLDINGS, LP AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (Continued)
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Non-cash investing and financing activities:
Property, plant and equipment acquired included in accounts payable and accrued liabilities	$28,043	$25,463
Supplemental Information:
Interest paid, net of capitalized interest	$20,545	$26,816
See accompanying notes to condensed consolidated financial statements.

ENVIVA HOLDINGS, LP AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(In thousands, except number of units, per unit amounts and unless otherwise noted)
(1) Business and Basis of Presentation
Enviva Holdings, LP (together with its subsidiaries, the “Partnership” or “Enviva”) was organized as a Delaware limited partnership on March 18, 2010. Enviva Holdings GP, LLC (the “General Partner”) is the general partner of the Partnership.
The Partnership supplies utility-grade wood pellets primarily to major power generators under long-term, take-or-pay off-take contracts. Enviva procures wood fiber, processes it into utility-grade wood pellets and loads the finished wood pellets into railcars, trucks and barges for transportation to deep-water marine terminals, where they are received, stored and ultimately loaded onto oceangoing vessels for delivery to customers principally in the United Kingdom (the “U.K.”), Europe, and increasingly Japan.
In 2013, the Partnership organized Enviva Partners, LP (“Enviva Partners”) as a Delaware limited partnership and owned 100% of Enviva Partners’ limited partnership interests. In May 2015, Enviva Partners completed an initial public offering of common units representing limited partnership interests in Enviva Partners. As of September 30, 2021, Enviva Partners owns and operates nine industrial-scale wood pellet production plants located in the Southeastern United States and is constructing a tenth plant in Lucedale, Mississippi. In addition to the volumes from the plants, wood pellets from third parties are procured. Wood pellets are exported from Enviva Partners’ wholly owned deep-water marine terminals at the Port of Chesapeake, Virginia and the Port of Wilmington, North Carolina, and third-party deep-water marine terminals in Mobile, Alabama, Panama City, Florida and Savannah, Georgia. Enviva Partners is constructing a deep-water marine terminal at the Port of Pascagoula, Mississippi.
The Partnership owns all of the issued and outstanding Class B Units in Enviva Wilmington Holdings, LLC (the “Hamlet JV”), a limited liability company owned by Enviva Partners and John Hancock Life Insurance Company (U.S.A.) and certain of its affiliates. The Hamlet JV is consolidated as a variable interest entity of which the Partnership is the primary beneficiary. As managing member, the Partnership has the sole power to direct the activities that most impact the economics of the Hamlet JV.
In December 2017, the Partnership organized Enviva JV Development Company, LLC (the “Development JV”). At December 31, 2020, the Development JV was governed by a limited liability company agreement entered into by Enviva Development Holdings, LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership (“DevCo” and the “Development JV Enviva Member”), HNRG and JHUSA (together with HNRG and JHUSA, the “Development JV Hancock Member”) were parties to the Development JV. The Development JV Enviva Member and the Development JV Hancock Member constituted the sole members, with the Development JV Enviva Member being the managing member, of the Development JV. In February 2021, the Partnership purchased the Development JV Hancock Member’s interest in the Development JV. See Note 12, Partners’ Capital.
The Partnership’s development activities are managed through DevCo which acquires, develops and constructs wood pellet production plants and dry-bulk, deep-water marine terminals in the Southeastern United States.
(2) Significant Accounting Policies
Principles of Consolidation
During interim periods, the Partnership follows the accounting policies disclosed in the consolidated financial statements for the year ended December 31, 2020 except as noted below for adoption of new accounting standards.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make judgments, estimates and assumptions that affect the amounts reported in the Partnership’s condensed consolidated financial statements and accompanying notes. Actual results could differ materially from those estimates.

ENVIVA HOLDINGS, LP AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Continued)
(In thousands, except number of units, per unit amounts and unless otherwise noted)
Recently Adopted Accounting Standards
On January 1, 2021, the Partnership adopted ASU 2019-12-Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which removes certain exceptions for recognizing deferred taxes for investments, performing intraperiod allocation and calculating income taxes in interim periods. The ASU also adds guidance to reduce complexity in certain areas, including recognizing deferred taxes for tax goodwill and allocating taxes to members of a consolidated group. The adoption did not have a material impact on the financial statements.
Recently Issued Accounting Standards not yet Adopted
Currently, there are no recently issued accounting standards not yet adopted by the Partnership that are expected to be reasonably likely to materially impact the Partnership’s financial position, results of operations or cash flows.
(3) Revenue
The Partnership disaggregates revenue into two categories: product sales and other revenue. Product sales includes sales of wood pellets. Other revenue includes fees associated with customer requests to cancel, defer or accelerate shipments in satisfaction of the related performance obligation and terminal services fees. Other revenue also includes fees received for other services, including for sales and marketing, scheduling, sustainability, consultation, shipping and risk management services, where the revenue is recognized when the Partnership has satisfied the performance obligation and has a right to the corresponding fee. These categories best reflect the nature, amount, timing and uncertainty of revenue and cash flows.
Performance Obligations
As of September 30, 2021, the aggregate amount of consideration from contracts with customers allocated to the performance obligations that were unsatisfied or partially satisfied was approximately $18.3 billion. This amount excludes forward prices related to variable consideration including inflation, foreign currency and commodity prices. Also, this amount excludes the effects of the related foreign currency derivative contracts as they do not represent contracts with customers. As of October 1, 2021, the Partnership expects to recognize approximately 2.0% of its remaining performance obligations as revenue during the remainder of 2021, an additional 7.0% in each of the years ending 2022 and 2023 and the balance thereafter.
Variable Consideration
Variable consideration from off-take contracts arises from several pricing features in the Partnership’s off-take contracts, pursuant to which such contract pricing may be adjusted in respect of particular shipments to reflect differences between certain contractual quality specifications of the wood pellets as measured both when the wood pellets are loaded onto ships and unloaded at the discharge port as well as certain other contractual adjustments.
Variable consideration from a terminal services contract arises from price increases based on agreed inflation indices and from above-minimum throughput quantities or services. There was no variable consideration from the terminal service contract for the nine months ended September 30, 2021 and 2020.
For the nine months ended September 30, 2021 and 2020, the Partnership recognized $0.4 million and $0.1 million, respectively, of product sales revenue related to performance obligations satisfied in previous periods.
Contract Balances
Accounts receivable related to product sales as of September 30, 2021 and December 31, 2020 were $82.1 million and $108.5 million, respectively. Of these amounts, $60.9 million and $95.0 million, as of September 30, 2021 and December 31, 2020, respectively, related to amounts that were not yet billable under contracts with customers pending finalization of prerequisite billing documentation. The amounts that have not been billed upon receipt of prerequisite billing documentation, where substantially all is typically billed one to two weeks after full loading of the vessel and where the remaining balance is typically billed one to two weeks after discharge of the vessel.

ENVIVA HOLDINGS, LP AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Continued)
(In thousands, except number of units, per unit amounts and unless otherwise noted)
As of September 30, 2021, the Partnership had no deferred revenue for future performance obligations under contracts associated with off-take contracts. As of December 31, 2020, accrued and other current liabilities included $4.9 million of deferred revenue for future performance obligations under contracts associated with off-take contracts.
Other
Accrued and other current liabilities included approximately $36.3 million and $50.6 million as of September and as of December 31, 2020, respectively, for amounts associated with product sales, consisting primarily of wood pellet purchases and distribution costs.
(4) Significant Risks and Uncertainties Including Business and Credit Concentrations
The Partnership’s business is significantly impacted by greenhouse gas emissions and renewable energy legislation and regulations in the U.K., European Union as well as its member states and Japan. If the U.K., the European Union or its member states or Japan significantly modify such legislation or regulations, the Partnership’s ability to enter into new contracts as the existing contracts expire may be materially affected.
The Partnership’s product sales are primary to industrial customers located in the U.K., Denmark, Japan, Belgium and the Netherlands. Product sales to third-party customers that accounted for 10% or a greater share of consolidated product sales were as follows:

	Nine Months Ended September 30,
	2021	2020
Customer A	34%	36%
Customer B	5%	10%
Customer C	19%	29%
Customer E	18%	5%
(5) Inventories
Inventories consisted of the following as of:

	September 30, 2021	December 31, 2020
Raw materials and work-in-process	$20,006	$15,360
Consumable tooling	22,007	21,855
Finished goods	16,525	8,009
Total inventories	$58,538	$45,224

ENVIVA HOLDINGS, LP AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Continued)
(In thousands, except number of units, per unit amounts and unless otherwise noted)
(6) Property, Plant and Equipment, net
Property, plant and equipment, net consisted of the following as of:

	September 30, 2021	December 31, 2020
Land	$26,414	$26,040
Land improvements	61,843	60,110
Buildings	321,810	316,706
Machinery and equipment	853,886	800,252
Vehicles	8,318	6,176
Furniture and office equipment	24,784	16,711
Leasehold improvements	22,603	7,462
Property, plant and equipment	1,319,658	1,233,457
Less accumulated depreciation	(372,763)	(307,775)
Property, plant and equipment, net	946,895	925,682
Construction in progress	495,112	316,739
Total property, plant and equipment, net	$1,442,007	$1,242,421
Accrued amounts for property, plant and equipment and construction in progress included in accrued and other current liabilities were $23.6 million as of September 30, 2021 and $22.8 million as of December 31, 2020.
Total depreciation expense was $68.5 million and $55.5 million for the nine months ended September 30, 2021 and 2020, respectively. Total interest capitalized related to construction in progress was $13.6 million and $6.3 million for the nine months ended September 30, 2021 and 2020, respectively.
(7) Derivative Instruments
The Partnership uses derivative instruments to partially offset its business exposure to foreign currency exchange risk from expected future cash flows and interest rate risk resulting from certain borrowings. Although the preponderance of the Partnership’s off-take contracts are U.S. Dollar-denominated, the Partnership is exposed to fluctuations in foreign currency exchange rates related to a minority of the Partnership’s off-take contracts that require future deliveries of wood pellets to be settled in British Pound Sterling (“GBP”) and Euro (“EUR”).
The Partnership seeks to mitigate the credit risk associated with derivative instruments by limiting its counterparties to major financial institutions. Although the Partnership monitors the potential risk of loss due to credit risk, the Partnership does not expect material losses as a result of defaults by counterparties. The Partnership uses derivative instruments to manage cash flow and does not enter into derivative instruments for speculative or trading purposes.
The Partnership has entered and may continue to enter into foreign currency forward contracts, purchased option contracts or other instruments to partially manage foreign currency exchange risk. The Partnership is party to pay-fixed, receive-variable interest rate swaps to hedge interest rate risk associated with the Partnership’s senior secured revolving credit facility that are not designated and accounted for as cash flow hedges.

ENVIVA HOLDINGS, LP AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Continued)
(In thousands, except number of units, per unit amounts and unless otherwise noted)
Derivative instruments are classified as Level 2 assets or liabilities based on inputs such as spot and forward benchmark interest rates (such as LIBOR) and foreign exchange rates. The fair value of derivative instruments was as follows as of:

		Asset (Liability)
	Balance Sheet Classification	September 30, 2021	December 31, 2020
Not designated as hedging instruments:
Interest rate swaps	Accrued and other current liabilities	$(5)	$(119)

Foreign currency exchange contracts:
	Prepaid and other current assets	$1,178	$308
	Other long-term assets	469	924
	Accrued and other current liabilities	(1,515)	(2,224)
	Other long-term liabilities	(1,066)	(3,508)
Total derivatives not designated as hedging instruments		$(939)	$(4,619)
Net unrealized and net realized gains and (losses) recorded to earnings were as follows:

			Nine Months Ended September 30,
Classification	Derivative Instrument		2021	2020
Product sales	Foreign currency derivatives	Unrealized	$3,566	$4,058
Product sales	Foreign currency derivatives	Realized	(3,658)	304
Interest expense	Interest rate swap	Unrealized	114	(159)
The Partnership enters into master netting arrangements designed to permit net settlement of derivative transactions among the respective counterparties. If the Partnership had settled all transactions with its respective counterparties at September 30, 2021, the Partnership would have had to pay a net settlement termination payment of $1.0 million, which differs insignificantly from the recorded fair value of the derivatives. The Partnership presents its derivative assets and liabilities at their gross fair values.
The notional amounts of outstanding derivative instruments associated with outstanding or unsettled derivative instruments were as follows as of:

	September 30, 2021	December 31, 2020
Foreign exchange forward contracts in GBP	£85,350	£108,825
Foreign exchange purchased option contracts in GBP	£23,515	£40,365
Foreign exchange forward contracts in EUR	€12,700	€12,250
Interest rate swaps	$35,000	$70,000

ENVIVA HOLDINGS, LP AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Continued)
(In thousands, except number of units, per unit amounts and unless otherwise noted)
(8) Intangibles
Intangible assets (liabilities) consisted of the following as of:

	September 30, 2021			December 31, 2020
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Favorable customer contracts	$700	$(185)	$515	$6,200	$(5,566)	$634
Assembled workforce	1,856	(1,607)	249	1,856	(1,249)	607
Unfavorable customer contract	(600)	159	(441)	(600)	57	(543)
Unfavorable shipping contract	(6,300)	1,357	(4,943)	(6,300)	485	(5,815)
Total intangible liabilities, net	$(4,344)	$(276)	$(4,620)	$1,156	$(6,273)	$(5,117)
(9) Related-Party Transactions
Riverstone Funds
Riverstone/Carlyle Renewable and Alternative Energy Fund II, L.P. and certain affiliated entities (the “Riverstone Funds”), were the sole members of the General Partner. On July 22, 2020, the Partnership was recapitalized (the “Recapitalization”) and Riverstone Echo Continuation Holdings, L.P. (the “Continuation Fund”) and Riverstone Echo Rollover Holdings, L.P. (the “Rollover Fund”) became the sole members of the General Partner of the Partnership.
The Partnership incurred an annual monitoring fee, which was paid quarterly to the Riverstone Funds, equal to 0.4% of the average value of the Riverstone Funds’ capital contributions to the Partnership during each fiscal quarter. The Partnership incurred $1.0 million and $0.8 million of monitoring fee expense during the nine months ended September 30, 2021 and 2020, respectively. As of September 30, 2021 and December 31, 2020, the Partnership had $0.9 million and $0.5 million payable related to related-party monitoring fee expense.
In November 2020, the Partnership entered into a promissory note with the Continuation Fund and the Rollover Fund for principal amount of $20.0 million (the “Riverstone Loan”). The proceeds of the Riverstone Loan were used (1) to fund a capital call of $15.0 million to the Development JV, (2) to purchase a project site in the amount of $2.6 million to develop a wood pellet production plant in Epes, Alabama, and (3) for general partnership purposes. In February 2021, the Partnership repaid $20.1 million of principal amount plus accrued interest.

ENVIVA HOLDINGS, LP AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Continued)
(In thousands, except number of units, per unit amounts and unless otherwise noted)
(10) Long-Term Debt and Finance Lease Obligations
Long-term debt and finance lease obligations at carrying value consisted of the following as of:

	September 30, 2021	December 31, 2020
2026 Notes, net of unamortized discount, premium and debt issuance costs of $2.7 million and $3.1 million as of September 30, 2021 and December 31, 2020, respectively	$747,269	$746,875
Green Term Loan, net of unamortized discount and debt issuance of $9.5 million as of September 30, 2021	308,937	—
Senior secured revolving credit facility	344,500	120,000
Seller Note, net of unamortized discount of $1.4 million and $2.4 million as of September 30, 2021 and December 31, 2020, respectively	36,095	37,571
Related-party note payable	—	20,000
Other loans	2,000	2,359
Finance leases	18,113	21,244
Total long-term debt and finance lease obligations	1,456,914	948,049
Less current portion of long-term debt, finance lease obligations and related-party note payable	(12,955)	(34,551)
Long-term debt and finance lease obligations, excluding current installments	$1,443,959	$913,498
Senior Secured Green Term Loan Facility
In February 2021, the Partnership entered into a senior secured green term loan facility (the “Green Term Loan”) providing for $325.0 million principal amount, maturing in February 2026. Interest was priced LIBOR plus 5.50% with a LIBOR floor of 1.00%. Interest is payable in arrears at the end of each interest period and on the maturity date. Interest periods of one, two, three or six months may be elected by the Partnership. The Partnership received gross proceeds of $325.0 million and net proceeds of approximately $317.2 million after deducting original issue discount, commissions and expenses. The Partnership used the net proceeds (1) to purchase the Development JV Hancock Member’s interest in the Development JV, (2) to repay the Riverstone Loan, (3) to fund capital expenditure and liquidity reserve cash accounts and (4) for general purposes. In October 2021, the Partnership repaid $333.0 million of principal amount plus accrued interest; see Note 14, Subsequent Events.
2026 Notes
As of September 30, 2021 and December 31, 2020, Enviva Partners was in compliance with the covenants and restrictions associated with, and no events of default existed under, the indenture dated as of December 9, 2019 governing the 2026 Notes. The 2026 Notes are guaranteed jointly and severally on a senior unsecured basis by most of Enviva Partner’s existing subsidiaries and may be guaranteed by certain of its future restricted subsidiaries.
Senior Secured Revolving Credit Facility
In April 2021, Enviva Partners amended its senior secured revolving credit facility to increase the revolving credit commitments from $350.0 million to $525.0 million, to extend the maturity from October 2023 to April 2026, to increase the letter of credit commitment from $50.0 million to $80.0 million and to reduce the cost of borrowing by 25 basis points.
As of September 30, 2021 and December 31, 2020, Enviva Partners was in compliance with all covenants and restrictions associated with, and no events of default existed under, its senior secured revolving credit facility. The obligations under the senior secured revolving credit facility are guaranteed by certain of Enviva Partners’ subsidiaries and secured by liens on substantially all of its assets; however, the senior secured revolving credit facility is not guaranteed by the Hamlet JV or secured by liens on its assets.

ENVIVA HOLDINGS, LP AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Continued)
(In thousands, except number of units, per unit amounts and unless otherwise noted)
(11) Income Taxes
Through September 30, 2021, the only periods subject to examination for U.S. federal and state income tax returns are 2018 through 2020. In foreign taxing jurisdictions, the periods open to examination for the various entities consist of years 2013 through 2021. The Partnership believes its income tax filing positions, including its status as a pass-through entity, would be sustained on audit and do not anticipate any adjustments that would result in a material change to its condensed consolidated balance sheet. Therefore, no reserves for uncertain tax positions or interest and penalties have been recorded.
The condensed consolidated statements of operations included a $3.8 million income tax benefit for the nine months ended September 30, 2021 and a $0.2 million income tax expense for the nine months ended September 30, 2020.
(12) Partners’ Capital
Noncontrolling Interests
Noncontrolling interests of partners’ capital consist of: (1) third-party equity ownership in Enviva Partners and in the Hamlet JV for all periods presented, plus the Development JV until February 2021.
Enviva Partners
In June 2021, Enviva Partners issued 4.9 million common units at a price of $45.50 per common unit for total net proceeds of $214.5 million, after deducting $9.5 million of issuance costs. As of September 30, 2021, the Partnership owned common units of Enviva Partners representing an approximate 30% limited partner interest.
The Partnership is an indirect owner of Enviva Partners’ general partner, which held the incentive distribution rights (“IDRs”) of Enviva Partners until December 31, 2020 and is an indirect owner of MLP Holdco, LLC (“MLP Holdco”) which has held the IDRs since December 31, 2020. IDRs represent the right to receive increasing percentages (ranging from 15.0% to 50.0%) of Enviva Partners’ quarterly distributions from operating surplus after distributions in amounts exceeding specified target distribution levels have been achieved. Enviva Partners’ general partner currently holds the IDRs but may transfer these rights at any time. As of October 14, 2021. the IDRs were eliminated; see Note 14, Subsequent Events.
The Enviva Partners partnership agreement contains provisions for the allocation of its net income and loss to its limited partners and its general partner. For purposes of maintaining partners’ capital accounts, items of income and loss are allocated among the limited partners in accordance with their respective percentage ownership interests. Normal allocations according to percentage interests are made after giving effect, if any, to priority income allocations in an amount equal to IDRs allocated 100% to Enviva Partners’ general partner through December 31, 2020 and MLP Holdco thereafter.
The following table details the cash distributions paid or declared per common unit during 2021:

Quarter Ended	Declaration Date	Record Date	Payment Date	Distribution Per Unit
December 31, 2020	January 29, 2021	February 15, 2021	February 26, 2021	$0.7800
March 31, 2021	April 28, 2021	May 14, 2021	May 28, 2021	$0.7850
June 30, 2021	July 27, 2021	August 13, 2021	August 27, 2021	$0.8150
September 30, 2021	November 3, 2021	November 15, 2021	November 26, 2021	$0.8400
Hamlet JV
Enviva Partners holds a controlling interest, and the Hamlet JV Hancock Member holds a noncontrolling interest, in the Hamlet JV. During 2021 and 2020, the Hamlet JV Hancock Member issued no capital contributions to the Hamlet JV.
Development JV
DevCo held a controlling interest, and the Development JV Hancock Member held a noncontrolling interest, in the Development JV. In February 2021, the Partnership purchased all of Development JV Hancock Member’s limited liability

ENVIVA HOLDINGS, LP AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Continued)
(In thousands, except number of units, per unit amounts and unless otherwise noted)
company interests in Development JV. The Partnership paid a first installment of approximately $130.1 million in February 2021 and a final installment of $23.7 million was paid in July 2021.
(13) Equity-Based Awards
Enviva Holdings, LP
The Partnership recognizes employee unit-based compensation related to equity-classified awards as cost of goods sold and general and administrative expenses and records a corresponding equity adjustment. Total equity value was estimated using a discounted cash flow analysis at the date of grant.
Series B Units
In August 2020, the Partnership granted 10,000 Series B units equity-classified awards which vest 25% each year beginning in August 2020. In August 2020 and 2021, 2,500 Series B units vested each year and an additional 25% was expected to vest on each anniversary over the following two years; see Note 14, Subsequent Events. The Series B units were intended to constitute “profits interests” as defined by the Internal Revenue Service. These awards were measured at the grant date fair value, which was estimated using a probability weighted discounted cash flow approach to be approximately $38.5 million. The Partnership recognized $7.2 million and $11.2 million as compensation expense during the nine months ended September 30, 2021 and 2020, respectively.
Enviva Partners Long-Term Incentive Plan
Enviva Partners’ general partner maintains the Enviva Partners, LP Long-Term Incentive Plan (the “LTIP”) for employees, consultants and directors of subsidiaries that perform services for Enviva Partners and Series B restricted unit awards. The Partnership’s unit-based compensation expense associated with the LTIP was $15.2 million and $13.3 million for the nine months ended September 30, 2021 and 2020, respectively.
The board of directors of Enviva Partners’ general partner or a committee thereof grants phantom units in tandem with corresponding distribution equivalent rights (“DERs”) to employees of Enviva Management Company who provide services to Enviva Partners (the “Affiliate Grants”), and phantom units in tandem with corresponding DERs to certain independent directors of Enviva Partners’ general partner (the “Director Grants”).
The following table is a summary of the Affiliate Grant unit awards to employees of Enviva Management Company :

	Time-Based Phantom Units		Performance-Based Phantom Units		Total Affiliate Grant Phantom Units
	Units	Weighted Average Grant Date Fair Value (per unit)(1)	Units	Weighted Average Grant Date Fair Value (per unit)(1)	Units	Weighted Average Grant Date Fair Value (per unit)(1)
Nonvested December 31, 2020	1,061,885	$33.52	648,514	$34.07	1,710,399	$33.73
Granted	305,438	$48.55	164,928	$48.51	470,366	$48.54
Forfeitures	(97,775)	$39.32	(40,874)	$38.46	(138,649)	$39.07
Vested	(276,366)	$29.23	(129,592)	$28.91	(405,958)	$29.12
Nonvested September 30, 2021	993,182	$38.76	642,976	$38.54	1,636,158	$38.68
(1) Determined by dividing the aggregate grant date fair value of awards by the number of awards issued.
The unrecognized estimated unit-based compensation cost relating to outstanding Affiliate Grants as of September 30, 2021 was $33.3 million, which will be recognized over the remaining vesting period.
In January and April 2021, Director Grants valued at $0.6 million and $0.1 million, respectively, and which vest on the first anniversary of the grant date in January and April 2022, respectively, were granted.

ENVIVA HOLDINGS, LP AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Continued)
(In thousands, except number of units, per unit amounts and unless otherwise noted)
(14) Subsequent Events
The Partnership has evaluated subsequent events for the period from September 30, 2021 through December 22, 2021, the date these financial statements were issued and, other than as disclosed below, there have been no subsequent events for which disclosure is required.
Green Term Loan
On October 13, 2021, the Partnership repaid the Green Term Loan principal amount plus accrued interest of $333.0 million with cash on hand.
Simplification Transaction
On October 14, 2021, the Partnership was acquired by Enviva Partners and Enviva Partners eliminated all outstanding IDRs in exchange for 16.0 million common units of Enviva Partners, which were distributed to the holders of Series A Units and Series B Units. The former owners of the Partnership became direct investors in Enviva Partners. As of October 14, 2021, the Partnership had no ownership interest in Enviva Partners. Enviva Partners intends to convert its organizational structure from a master limited partnership to a corporation under the name of Enviva Inc, which is expected to take effect by December 31, 2021.